                                                                  EXHIBIT 10.28

                                     LEASE


                               FERRARI BROTHERS,
                        a California general partnership


                                    Landlord



                             ANALOG DEVICES, INC.,
                          a Massachusetts corporation


                                     Tenant




                             DATED: June  16 , 1995
                                         ----


                              ADDRESS OF PREMISES:

                               610 Weddell Drive
                          Sunnyvale, California  94086
                              Fabrication Facility

                                 LEASE SUMMARY


Parties:

      Landlord:     Ferrari Brothers, a California general partnership

      Tenant:       Analog Devices, Inc., a Massachusetts corporation

Premises:           Approximately 27,379 square feet of space as shown
                    in EXHIBIT A.

Building:           610 Weddell Drive, Sunnyvale, California

Scheduled Commencement
Date:               June  16 , 1995

Expiration Date:    March 31, 2000

Base Rent:          Thirty Five Thousand Dollars ($35,000) per month

Security Deposit:   A certificate of deposit as described in Paragraph 4

Tenant's Share of Building:   43.4%

Option(s) to Extend:          Three (3) five-year options

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.   Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     --------
2.   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     ----
3.   Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     ----
     3.1  Initial Base Rent. . . . . . . . . . . . . . . . . . . . . . . .2
          -----------------
     3.2  Rental Adjustment. . . . . . . . . . . . . . . . . . . . . . . .2
          -----------------
     3.3  Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . .3
          -----------------
     3.4  Late Payment Charge. . . . . . . . . . . . . . . . . . . . . . .3
          -------------------

4.   Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     ----------------

5.   Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     -----
     5.1  Tenant's Personal Property.. . . . . . . . . . . . . . . . . . .4
          --------------------------
     5.2  Real Property Taxes. . . . . . . . . . . . . . . . . . . . . . .4
          -------------------

6.   Use.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     ---
     6.1  Permitted Uses . . . . . . . . . . . . . . . . . . . . . . . . .6
          --------------
     6.2  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .6
          -------------------

7.   Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . .7
     -------------------

8.   Restrictions on Use.. . . . . . . . . . . . . . . . . . . . . . . . 10
     -------------------

9.   Operating Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 10
     ------------------

     9.1  Operating Expenses . . . . . . . . . . . . . . . . . . . . . . 10
          ------------------
     9.2  Monthly Payments.. . . . . . . . . . . . . . . . . . . . . . . 12
          ----------------

10.  Maintenance and Repairs.. . . . . . . . . . . . . . . . . . . . . . 12
     -----------------------
     10.1 Tenant's Obligations . . . . . . . . . . . . . . . . . . . . . 12
          --------------------
     10.2 Landlord's Obligations.. . . . . . . . . . . . . . . . . . . . 13
          ----------------------
     10.3 Landlord to Maintain and Control Outside Areas . . . . . . . . 14
          ----------------------------------------------
     10.4 HVAC Replacement and Parking Lot Resurfacing . . . . . . . . . 14
          --------------------------------------------

11.  Alterations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     -----------


     11.1  Landlord's Consent Required. . . . . . . . . . . . . . . . . . 15
           ---------------------------
     11.2  Plans and Permits. . . . . . . . . . . . . . . . . . . . . . . 15
           -----------------
     11.3  Construction Work Done by Tenant . . . . . . . . . . . . . . . 15
           --------------------------------
     11.4  Roof Repairs . . . . . . . . . . . . . . . . . . . . . . . . . 16
           ------------
     11.5  Title to Alterations . . . . . . . . . . . . . . . . . . . . . 16
           --------------------
     11.6  Mechanics' Liens . . . . . . . . . . . . . . . . . . . . . . . 17
           ----------------

12.  Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     ---------

13.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     ---------

     13.1  Indemnity by Tenant. . . . . . . . . . . . . . . . . . . . . . 18
           -------------------
     13.2  Indemnity by Landlord. . . . . . . . . . . . . . . . . . . . . 18
           ---------------------

14.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     ---------

     14.1  Tenant's Liability Insurance . . . . . . . . . . . . . . . . . 19
           ----------------------------
     14.2  Landlord's Property Insurance. . . . . . . . . . . . . . . . . 19
           -----------------------------
     14.3  Tenant's Property Insurance. . . . . . . . . . . . . . . . . . 20
           ---------------------------
     14.4  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
           -------
     14.5  Insurance Policies . . . . . . . . . . . . . . . . . . . . . . 21
           ------------------
     14.6  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . 22
           ---------------------
     14.7  No Limitation of Liability.. . . . . . . . . . . . . . . . . . 22
           --------------------------

15.  Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . . . 22
     ---------------------
     15.1  Partial Damage - Insured . . . . . . . . . . . . . . . . . . . 22
           ------------------------
     15.2  Partial Damage - Uninsured . . . . . . . . . . . . . . . . . . 23
           --------------------------
     15.3  Total Destruction. . . . . . . . . . . . . . . . . . . . . . . 24
           -----------------
     15.4  Damage Near End of Term. . . . . . . . . . . . . . . . . . . . 24
           -----------------------
     15.5  Abatement of Rent. . . . . . . . . . . . . . . . . . . . . . . 24
           -----------------
     15.6  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
           ------
     15.7  Tenant's Property. . . . . . . . . . . . . . . . . . . . . . . 25
           -----------------
     15.8  Notice of Damage . . . . . . . . . . . . . . . . . . . . . . . 25
           ----------------
     15.9  Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . 25
           ----------------
     15.10 Disbursement Account.. . . . . . . . . . . . . . . . . . . . . 25
           --------------------

16.  Condemnation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     ------------
     16.1  Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . 26
           --------------
     16.2  Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . 26
           ------------
     16.3  Distribution of Award. . . . . . . . . . . . . . . . . . . . . 26
           ---------------------
     16.4  Sale Under Threat of Condemnation. . . . . . . . . . . . . . . 27
           ---------------------------------
     16.5  Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . 27
           ----------------

  17.  Assignment and Subletting.. . . . . . . . . . . . . . . . . . . . .  27
       -------------------------
       17.1 Prohibition of Assignment and Subletting . . . . . . . . . . .  27
            ----------------------------------------
       17.2 Documentation. . . . . . . . . . . . . . . . . . . . . . . . .  27
            -------------
       17.3 Terms and Conditions . . . . . . . . . . . . . . . . . . . . .  28
            --------------------

  18.  Events of Default and Remedies. . . . . . . . . . . . . . . . . . .  29
       ------------------------------
       18.1 Events of Default. . . . . . . . . . . . . . . . . . . . . . .  29
            -----------------
       18.2 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            --------

  19.  Advertisements and Signs. . . . . . . . . . . . . . . . . . . . . .  32
       ------------------------

  20.  Entry by Landlord . . . . . . . . . . . . . . . . . . . . . . . . .  32
       -----------------

  21.  Subordination and Attornment. . . . . . . . . . . . . . . . . . . .  32
       ----------------------------

  22.  Estoppel Certificates and Financial Statements. . . . . . . . . . .  33
       ----------------------------------------------

  23.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       -------

  24.  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       ------

  25.  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       ---------------

  26.  Surrender . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       ---------

  27.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       ------------

  28.  Transfer of Premises by Landlord. . . . . . . . . . . . . . . . . .  35
       --------------------------------

  29.  Option(s) to Extend Term. . . . . . . . . . . . . . . . . . . . . .  35
       ------------------------
       29.1 Exercise of Option . . . . . . . . . . . . . . . . . . . . . .  35
            ------------------
       29.2 Rent During Extended Term. . . . . . . . . . . . . . . . . . .  36
            -------------------------
       29.3 Rental Adjustments During Extended Term. . . . . . . . . . . .  37
            ---------------------------------------

  30.  Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       -------

  31.  Reasonable Consent. . . . . . . . . . . . . . . . . . . . . . . . .  37
       ------------------

  32.  Cure Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       -----------

       32.1  Cure by Landlord . . . . . . . . . . . . . . . . . . . . . . .  38
             ----------------
       32.2  Cure by Tenant.. . . . . . . . . . . . . . . . . . . . . . . .  38
             --------------

  33.  Mortgagee Protection.. . . . . . . . . . . . . . . . . . . . . . . .  39
       --------------------

  34.  General Provisions.. . . . . . . . . . . . . . . . . . . . . . . . .  39
       ------------------
       34.1  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .  39
             ----------------
       34.2  Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
             ----
       34.3  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
             --------
       34.4  California Law . . . . . . . . . . . . . . . . . . . . . . . .  39
             --------------
       34.5  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . .  39
             ------------------
       34.6  No Warranties. . . . . . . . . . . . . . . . . . . . . . . . .  40
             -------------
       34.7  Successors and Assigns . . . . . . . . . . . . . . . . . . . .  40
             ----------------------
       34.8  Rules and Regulations. . . . . . . . . . . . . . . . . . . . .  40
             ---------------------
       34.9  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . .  40
             ---------
       34.10 Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . .  40
             -------------------
       34.11 Reasonable Expenditures .. . . . . . . . . . . . . . . . . . .  40
             -----------------------
       34.12 Amendments to Accommodate Lenders. . . . . . . . . . . . . . .  41
             ---------------------------------
       34.13 Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             ------
       34.14 Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . .  41
             -------------
       34.15 Exhibits.. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
             --------

  EXHIBITS

       Exhibit "A" -- Premises
       Exhibit "B" -- Property Description
       Exhibit "C" -- Plans and Specifications for Tenant Improvements
       Exhibit "D" -- Plans and Specifications for Additional Improvements
       Exhibit "E" -- Nondisturbance Agreement
       Exhibit "F" -- Memorandum of Lease


                                     LEASE

       This Lease is made and entered into as of June 1, 1995, by and between Ferrari Brothers, a California general partnership ("Landlord"), whose address is 1265 Montecito Avenue, Suite 200, Mountain View, California 94043, and Analog Devices, Inc., a Massachusetts corporation ("Tenant"), whose address is 3 Technology Way, Norwood, Massachusetts 02062-9106, Attn: Mr. William Wise.


       Landlord and Tenant agree to the terms, covenants and conditions of this Lease, as follows:

       1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, those certain premises (the "Premises") as shown on EXHIBIT "A" attached hereto consisting of approximately 27,379 square feet of space within that certain building (the "Building") situated in the City of Sunnyvale, County of Santa Clara, State of California, commonly known as 610 Weddell Drive and more particularly described in EXHIBIT "B" attached hereto. Tenant is entering into this Lease in conjunction with its acquisition of certain fabrication facility assets situated on the Premises from Performance Semiconductor Corporation ("PSC"), the prior tenant of the Premises.

  Tenant shall also have the exclusive right to use the loading docks (if any) contiguous to the Premises and located within the Outside Areas, and the nonexclusive right to use all other portions of the Outside Areas in common with other tenants from time to time occupying space within the Building together with their respective agents, contractors, and other invitees. Landlord reserves the right to grant such easements burdening the Outside Areas as Landlord in its reasonable discretion deems appropriate provided the same do not unreasonably interfere with Tenant's ability to use the Outside Areas. Tenant at it sole expense shall maintain the water monitoring wells located within the Outside Areas as shown on EXHIBIT "B."

       The parcel of land on which the Building is situated, together with the Building and all other improvements now or hereafter located thereon, is hereafter called the "Project."

       The portion of the parcel of land described above not covered by the Building is hereafter called the "Outside Areas."

       "Tenant's Share" as used in this Lease means that percentage of the total number of square feet of leasable space in the Building which is contained in the Premises, which the parties agree is Forty-Three and Four Tenths percent (43.4%).

       2. TERM. The term of this Lease shall commence on June 16, 1995 (the "Commencement Date"), and end on March 31, 2000 (the "Expiration Date"), unless sooner terminated pursuant to the provisions hereof.

       3.   Rent.
            ----
            3.1 INITIAL BASE RENT. Commencing on the Commencement Date, Tenant shall pay to Landlord for each calendar month of the term of this Lease, monthly base rent (hereafter called "Base Rent"), in the amount of Thirty Five Thousand Dollars ($35,000). Base Rent shall be subject to adjustment from time to time as set forth in Paragraph 3.2.

            3.2 RENTAL ADJUSTMENT. The monthly Base Rent payable hereunder shall be adjusted as of April 1, 1996 and as of April 1 of each successive year (each such date herein called a "Rental Adjustment Date") during the term of this Lease to reflect any changes in the cost of living. The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS, FOR SAN FRANCISCO-OAKLAND-SAN JOSE (1982-84=100), hereafter referred to as the "Index". The Index for said subgroup most recently published as of April 1, 1995 shall be considered the "base". On the first Rental Adjustment Date, the monthly Base Rent shall be adjusted by the percentage increase, if any, in the Index as of the Rental Adjustment Date, over the base. On each subsequent Rental Adjustment Date, the monthly Base Rent (as previously adjusted) shall be further adjusted by the percentage increase, if any, in the Index as of the Rental Adjustment Date over the Index as of the preceding Rental Adjustment Date. When the Base Rent is determined upon the Rental Adjustment Date, Landlord shall give Tenant written notice to that effect indicating how the new Base Rent figure was computed in accordance with this paragraph. If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Landlord shall substitute in lieu thereof an index reasonably comparable to the Index referred to above which is then published by the Bureau of Labor Statistics, or by a successor or similar governmental agency, or, if no governmental agency then publishes an index, Landlord shall substitute therefor any commonly accepted index designed to reflect changes in the cost of living which is published by a reputable private organization.

            3.3 MANNER OF PAYMENT. Tenant shall pay to Landlord the rent calculated as set forth above without deduction, offset, or abatement (except as expressly otherwise provided in Paragraphs 15.5, 16.1, and 16.5 below), and without prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at 1265 Montecito Avenue, Suite 200, Mountain View, California 94043 or at such other place as Landlord may from time to time designate in writing. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

            3.4 LATE PAYMENT CHARGE. If any installment of rent or any other sum due from Tenant is not received by Landlord within ten (10) days after the due date, Tenant shall pay to Landlord an additional sum of Seven Hundred Dollars ($700.00). Such sum shall represent liquidated damages for, and a reasonable estimate of, Landlord's administrative costs of collection, the exact amount of which would be extremely difficult or impractical to fix. Landlord's acceptance of such late charge shall not excuse any default by Tenant hereunder, and shall not preclude Landlord from pursuing any other rights and remedies it may have relating to such default.

       4. SECURITY DEPOSIT. Prior to the Commencement Date, Tenant shall establish a Certificate of Deposit in the name of Analog Devices, Inc. in favor of Ferrari Brothers, a California general partnership, in the sum of Nineteen Thousand Three Hundred Sixty Two Dollars and Twenty Two Cents ($19,362.22). It is specifically agreed that Landlord shall have access to the funds represented by the Certificate of Deposit only for the purposes and under the conditions set forth herein. The Certificate of Deposit shall be renewable on an annual basis and shall be renewed by Tenant at least thirty
  (30) days prior to the scheduled maturity thereof each year. The Certificate of Deposit, as the same may be renewed from time-to-time, shall remain in effect at least until the sooner of the expiration of this Lease or thirty
  (30) days after the sooner termination thereof, and in all events at least until ten (10) days after Tenant has vacated the Premises. If Tenant fails to pay rent or any other sum due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may draw sums from the Certificate of Deposit for the payment of any rent or other sum in default, or to compensate Landlord for the payment of any other sum, including attorneys' fees, which Landlord spends by reason of Tenant's default. Landlord may draw upon the Certificate of Deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so draws all or a portion of the Certificate of Deposit, Tenant shall, within twenty (20) days after demand in writing therefor, restore the amount of the Certificate of Deposit to the original amount thereof.

       5.   Taxes.
            -----
            5.1 TENANT'S PERSONAL PROPERTY. Tenant shall pay directly to the charging authority prior to delinquency all taxes assessed against and levied upon Tenant's leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the Premises.

            5.2 REAL PROPERTY TAXES. Tenant's Share of all Real Property Taxes (as hereafter defined) levied with respect to the Project shall be deemed Operating Expenses as described in Paragraph 9 below.

                 The term "Real Property Taxes" as used herein shall mean (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments caused by any change in ownership, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (a) the value, occupancy or use of the Project (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed), (b) the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Project, (c) the gross receipts, income, and rentals from the Project, or (d) the use of the Outside Areas, public utilities, or energy within the Project; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Project; (iii) all new exercise, transaction, sales, privilege or other taxes now or hereafter imposed upon Landlord as a result of this Lease; and (iv) all reasonable costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Taxes pertaining to the Project and in negotiating with public authorities as to any Real Property Taxes pertaining to the Project. If at any time during the lease term the taxation or assessment of the Project prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, use or occupancy of the Project, (ii) on or measured by the gross receipts, income, or rentals from the Project, or on Landlord's business of leasing the Project, or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                 Notwithstanding the foregoing, Tenant shall have no obligation to pay any increase in Real Property Taxes due to a reassessment of the value of the Premises under Article XIIIA of the California Constitution to the extent such reassessment results from new construction on land adjacent to the Premises owned by Landlord and included within the tax parcel of which the Premises are a part. Nothing in this paragraph shall be construed to relieve Tenant of the obligation of paying its share of increases in taxes under said Article XIIIA or any other provision of law in accordance with the provisions of this Lease, except as specifically set forth above in this paragraph.

                 Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Lease term at the commencement or expiration of the term.

                 If any general or special assessment is levied and assessed against the Premises, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond. If Landlord pays the assessment in full, Operating Expenses shall include a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

                 Tenant shall have the right, upon written request to Landlord, to inspect each and every original tax bill relating to taxes assessed during the Lease term against the Premises or the tax parcel of which the Premises are a part. Landlord shall make such original tax bill available for Tenant's inspection at Landlord's headquarters or at such other reasonable place as Landlord may determine, during reasonable business hours.

                 Tenant at its cost shall have the right, at any time, to contest any Real Property Taxes that are to be paid by Tenant, provided that Tenant shall first pay any Real Property Taxes it desires to contest. Landlord shall not be required to join in any contest brought by Tenant unless the provisions of any law require that the contest be brought by or in the name of Landlord or any owner of the Premises. In that case Landlord shall join in the contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgement rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgement.

                 Notwithstanding anything to the contrary, Tenant shall only be required to pay charges by the Environmental Protection Agency or other governmental agencies relating to cleaning up contamination on, under, or about the Premises to the extent such contamination results from Tenant's use of the Premises or is caused by Tenant to exist in, on, or about the Premises, and such expense shall be limited to costs incurred to perform such investigations and clean-up as may be required by law. It is expressly understood that, except as otherwise provided in Paragraph 7 below, Tenant shall have no liability in connection with any contamination of the Premises occurring before Tenant's entry into the Premises, or occurring after expiration or sooner termination of the Lease term and Tenant's vacating of the Premises, except to the extent Tenant causes such contamination.

       6.   Use.
            ---
            6.1 PERMITTED USES. The Premises shall be used and occupied only for the following purposes: office, research, development, manufacturing and sale of electronic components, and for no other use or purpose without first obtaining Landlord's written consent which shall not be unreasonably withheld.

            6.2 COMPLIANCE WITH LAW. Tenant shall at its sole expense at all times during the Lease term comply with all laws, statutes, ordinances, regulations, codes or other rules and regulations of lawful governmental authority (collectively "Regulations") relating to the Premises. Notwithstanding anything to the contrary in this Lease, Landlord shall perform and pay for all modifications to the structure of the Building (i.e., the exterior walls, roof structure and building foundation), required in order to comply with any such Regulations, unless the need for compliance is
  (a) caused by Tenant's particular use of the Premises (rather than merely being a requirement for all buildings within the jurisdiction of such governmental authority), or (b) caused by any new construction performed by or on behalf of Tenant in, on or about the Premises (except to the extent that during the process of such new construction violations of codes in effect at the time Landlord constructed the Building are found, in which case Landlord shall be solely liable for the cost of curing such violations). Tenant shall perform and pay for any and all improvements or other modifications required to be made with respect to any improvements made to the Premises by Tenant, and all other portions of the Premises except as provided in the second sentence of this paragraph. Without limiting the generality of the foregoing, Tenant specifically shall perform and pay at its sole cost for any and all work required to bring the Premises into compliance with the Americans with Disabilities Act and the Toxic Gas Ordinance.

       7.   Hazardous Materials.
            -------------------
            As used herein, "Hazardous Materials" means any hazardous, toxic, environmentally damaging or radioactive materials, substances or wastes, including, but not limited to, those materials, substances or wastes: (1) defined or listed as hazardous or extremely hazardous materials or wastes pursuant to Title 22, Division 4, Chapter 30, of the California Code of Regulations, as may be amended; (2) defined or listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. _ 9601, et seq., as may be amended; (3) defined or listed as hazardous or acutely hazardous wastes pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. _ 6901, et seq., as may be amended; and/or (4) which consist in whole or part of petroleum, petroleum fractions, petroleum products or petroleum distillates.

            Tenant shall not cause or permit to be discharged from or about the Premises, the Building, or the Project any Hazardous Materials. Without limiting the foregoing, Tenant shall not cause or permit to be discharged any Hazardous Materials into the groundwater or soils underlying or adjacent to the Premises, Building or Project. Prior to its occupancy of the Premises Tenant shall provide Landlord with a copy of the following items relating to Tenant's bringing, using, or storing any Hazardous Materials on the Premises:
  (i) a copy of Tenant's Material Safety Data Sheet in the same form submitted to OSHA, (ii) a written detailed description of where on the Premises Tenant intends to store Hazardous Materials and the manner (volume and type of containers for each Hazardous Material, and method of securing the same against movement) in which such Hazardous Materials will be stored, and (iii) a general description of the processes for which the Hazardous Materials will be used. Tenant shall deliver to Landlord in writing a detailed description of any updates to or other modifications of the foregoing as and when they occur.

            Tenant, at its sole expense shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, "Laws") respecting Hazardous Materials in connection with Tenant's activities and the activities of its agents, employees, contractors and invitees on or about the Premises, the Building or the Project. Tenant, at its sole cost, shall perform all investigations, clean-up and other response actions which may be required by any governmental authority in, on, or about the Project, to the extent the same relate to Hazardous Materials the existence of which in, on or about the Project was caused by Tenant or its agents, contractors, employees, or invitees. For purposes of this Paragraph 7 and all other provisions of this Lease, any Hazardous Materials existing in, on or about the Project which are of the same type, or which are derivative combinations or products thereof, of any Hazardous Materials or other chemicals or substances which have at any time been used, stored, generated, or released in, at, about or from the Premises shall be deemed to have been released and caused to exist in, on or about the Project by Tenant unless Tenant demonstrates by a preponderance of the evidence that the existence of such Hazardous Materials was not caused by Tenant. For purposes of this Paragraph 7, Hazardous Materials located in, on or about the Premises, Building, or Project shall include without limitation Hazardous Materials situated in the groundwater or soil.

            Tenant shall indemnify, protect, defend and hold harmless Landlord from and against all costs (including, but not limited to, environmental response costs and Landlord's attorneys' and experts' fees and costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, relating to the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by Tenant, or its employees, agents, invitees or contractors on, in, beneath, about or from, the Premises, the Building or the Project, and/or relating to the breach of any of Tenant's obligations under this Paragraph 7. Tenant's obligation to defend shall mean with legal counsel approved by Landlord, which approval shall not unreasonably be withheld or delayed. Without limitation of the foregoing, in the event Tenant, its employees, agents, invitees or contractors, causes or has caused the presence of Hazardous Materials in, on, or about the Premises, or in the groundwater or land underlying the Premises or the Building, or, in, on, or about any groundwater or land adjacent to, on, in the vicinity of the Premises, Tenant shall indemnify, protect, defend, and hold harmless Landlord from and against the cost of environmental consultants, attorneys, and other consultants as Landlord determines are appropriate to assist Landlord in (1) investigating the source, extent, and composition of such Hazardous Materials, (2) cleaning up or otherwise remediating the same, (3) dealing with any potential or actual liability of Landlord and/or Tenant respecting such Hazardous Materials, and (4) otherwise dealing with such Hazardous Materials. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises, the Building or the Project necessitated by Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials; and (iii) any diminution in the fair market value of the Project caused by

  Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials.

            Tenant shall notify Landlord in writing, immediately upon becoming aware of: (1) any environmental investigation, clean-up or other environmental response action requested, demanded, instituted or to be instituted by any person, including but not limited to a governmental entity, relating to any release or migration of Hazardous Materials on, in, beneath, to or adjacent to the Premises, the Building or the Project; (2) any environmental investigation, cleanup or other environmental response action requested, demanded, instituted or to be instituted by any person, including a governmental entity, relating to the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by Tenant, its employees, agents, invitees or contractors on, in, beneath, about or from the Premises, the Building or the Project; (3) any claim or demand made or threatened by any person, including but not limited to a governmental entity, against the Landlord or Tenant, the Premises, the Building or the Project relating to damages, contribution, cost recovery, compensation, loss or injury relating to or claimed to result from any Hazardous Materials that have come to be located on or about the Premises, the Building or the Project; or (4) any data, workplans, proposals or reports submitted to any governmental entity arising out of or in connection with any Hazardous Materials on or about the Premises, the Building or the Project, including but not limited to any complaints, notices, warnings or asserted violations in connection therewith.

            Landlord shall have the right, but not the obligation, in its sole discretion, to conduct any inspections of the Premises, the Building and the Project regarding Hazardous Materials on, in, beneath or about same. Landlord shall give Tenant forty-eight (48) hours advance notice of any such inspection, except in the event of an emergency situation. When conducting any such inspections, Landlord shall avoid unreasonably disrupting Tenant's activities. Tenant shall provide Landlord with reasonable cooperation to facilitate any such inspection by Landlord, its agents or representatives.

            Under no circumstances shall Tenant install, temporarily or permanently, any underground or below-floor tanks relating to the use, storage or disposal of Hazardous Materials.

            Prior to the expiration or termination of this Lease, Tenant shall decontaminate, remove or clean any equipment, improvements or facilities used by Tenant at the Premises, Building or Project in connection with Hazardous Materials, in full compliance with applicable Laws.

            To the extent any of the provisions of this Lease conflict with the provisions of Paragraph 7, the provisions of Paragraph 7 shall be controlling. The obligations of Tenant under this Paragraph 7 shall survive the expiration of the Lease term.

       8. RESTRICTIONS ON USE. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste on the Premises or constitute a nuisance to any other occupant or user of the Building or any neighboring building. Tenant shall not place any harmful liquids or other substances in the drainage system of the Building or use any apparatus, machinery or other equipment in or about the Premises that may cause substantial noise or vibration or overload existing electrical systems, or otherwise place any unusual loads upon the floors, walls, or ceilings of the Premises which may overload the Premises or jeopardize the structural integrity of the Building or any part thereof. Tenant shall not make any penetrations of the roof or exterior of the Building without the prior written approval of Landlord. No materials or articles of any nature shall be stored upon any portion of the Outside Areas unless located within an enclosure approved by Landlord.

       9.   Operating Expenses.
            ------------------
            9.1 OPERATING EXPENSES. Tenant shall pay to Landlord as additional rent hereunder one-half (1/2) of Tenant's Share of the total amount of Operating Expenses (as defined below) as may be paid or incurred by Landlord during the term of this Lease.

                 The term "Operating Expenses" shall mean all costs and disbursements which Landlord shall pay or become obligated to pay in connection with maintaining, repairing, managing and operating the Project, including, without limitation (i) Real Property Taxes, (ii) the insurance premiums for insurance which Landlord is required or entitled to maintain related to the Project as described below in Paragraph 14, (iii) the maintenance, repair and operation of the Project, including but not limited to, all labor, materials, supplies and services, and the cost of all maintenance contracts, used or consumed in performing Landlord's maintenance and repair obligations hereunder, (iv) landscaping costs related to the Project, (v) wages, salaries and benefits of all employees or consultants engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits relating thereto, (vi) any replacements or capital improvements to the Project, except as otherwise specified in Paragraph 6.2 above or in Paragraph 10 below, (vii) utility services which are not separately metered to the premises of the tenants of the Building, and (viii) janitorial services. Additionally, Tenant's Share of Operating

  Expenses shall include a management fee for Landlord's management, operation and administration of the Project equal to five percent (5%) of the total Operating Expenses hereunder excluding insurance premiums and Real Property Taxes. To the extent the useful life of any improvement or item repaired or replaced by Landlord in connection with its maintenance or repair of the Project exceeds three (3) years, as reasonably determined by Landlord, the cost thereof shall be amortized, together with interest thereon at the prevailing rate available to Landlord from commercial banks, over such reasonable period as Landlord shall determine and such amortized cost shall be included in Operating Expenses. If the useful life of any such improvement or item repaired or replaced is three (3) years or less, then the cost thereof shall be deemed expensed and included immediately in its entirety in Operating Expenses, except as otherwise specified in Paragraph
  6.2 above or in Paragraph 10 below.

                 In addition to the foregoing, Tenant shall reimburse Landlord in full upon demand for any damage to the Premises, the Building or the Outside Areas which is caused by Tenant, its agents, employees, contractors or invitees.

                 Notwithstanding anything to the contrary, it is expressly understood that Operating Expenses do not include (i) amounts due under loans encumbering the Premises, or payments of rent under ground leases of the Premises, (ii) depreciation of the Building or of any building service equipment, (iii) brokerage commissions incurred in connection with leasing all or any portion of the Building, (iv) attorneys' fees, accounting costs, and other costs directly related to leasing space in the Building, (v) damage caused by the active negligence, wilful misconduct, or omissions (subject to Paragraph 32.1) of the Landlord or its employees, agents, or contractors,
  (vi) damage to the Project caused by any other tenants of the Project, or their respective employees, agents, or contractors, and (vii) expenses related to repairing construction defects in the Building shell.

                 Tenant shall have the right to inspect the books and records of Landlord relating to the calculation of Operating Expenses no more often than one time in any twelve month period during the term of the Lease for purposes of verifying the accuracy of Landlord's calculation of the amount of Operating Expenses. Tenant shall exercise such right by delivery to Landlord of notice of Tenant's desire to so inspect such books and records, and dates and times during normal business hours during which Tenant would like to inspect the same, whereupon Landlord shall reasonably cooperate with Tenant to provide reasonable access to such books and records at Landlord's offices.

            9.2 MONTHLY PAYMENTS. Tenant shall pay to Landlord on the first day of each calendar month during the term hereof an amount estimated by Landlord to be one-twelfth (1/12) of Tenant's Share of one half (1/2) of the Operating Expenses for such twelve (12) month period. Landlord estimates that one-twelfth (1/12) of Tenant's Share of one half (1/2) of the Operating Expenses for the initial year of the term will be $2,387 (based on annual Operating Expenses for the Project of $132,000). On or before March 15 of each calendar year during the term hereof Landlord shall furnish Tenant a statement prepared in accordance with generally accepted accounting principles, consistently applied, covering the preceding calendar year and the payments made by Tenant with respect to such period as set forth in this Paragraph 9. If Tenant's payments for Operating Expenses during said period did not equal one-half (1/2) of the actual amount of Tenant's share of Operating Expenses, Tenant shall pay to Landlord the deficiency with its next due installment of Base Rent after receipt of such statement. If said payments exceed the actual amount due hereunder, Landlord shall credit the excess against the next installment(s) of Base Rent. Operating Expenses shall be prorated as of the Commencement Date and the Expiration Date (or the date of any sooner termination of the term of this Lease) to reflect the portion of the calendar year occurring within the lease term.

       10.  Maintenance and Repairs.
            -----------------------
            10.1 TENANT'S OBLIGATIONS. Except as otherwise specifically provided herein, Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the Premises and every part thereof, including without limitation, all plumbing, heating, air conditioning, ventilating, fire sprinklers, electrical and lighting facilities, systems, appliances, and equipment within the Premises; and all fixtures, interior walls, interior surfaces of exterior walls, floors, ceilings, windows, doors, entrances, all glass (including plate glass), and skylights located within the Premises. Prior to the Commencement Date or promptly thereafter, Tenant at its sole cost shall install an electrical meter measuring all electrical service provided to the Premises, and shall install a new transformer serving only the Premises; such installation shall be subject to the provisions of Paragraph 11 hereof relating to alterations to the Premises. Tenant shall, at Tenant's expense, maintain at all times during the term of this Lease the heating, ventilating and air conditioning ("HVAC") systems serving the Premises in a manner reasonably satisfactory to Landlord, which maintenance at a minimum shall include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, weatherproofing of all exposed HVAC equipment and ducts, and other preventive maintenance; provided, however, that Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in said systems. Tenant hereby waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

                 Notwithstanding anything to the contrary contained in the Lease, Tenant shall in no event be responsible for performing, or paying for the performance of, repair and maintenance of the Premises or the Building to the extent the same: (i) is caused by the active negligence, wilful misconduct, or omissions (subject to Paragraph 32.1) of Landlord or its agents, employees or contractors, (ii) is necessitated by the negligence or wilful misconduct of other tenants in the Building, or their agents, employees, or contractors; (iii) is necessitated by the occurrence of any peril required to be insured under policies of insurance required to be obtained by Landlord under this Lease, or (iv) results from construction defects of the Building. The liability of Tenant shall also be limited to the extent Landlord receives reimbursement from others, including insurers, guarantors, other tenants in the Building, and contractors.

            10.2 LANDLORD'S OBLIGATIONS. Landlord shall keep in good condition, order and repair the foundation and exterior walls of the Building (excluding the interior of all walls and the exterior and interior of all windows, doors, plate glass, and show cases), and the exterior roof of the Building (except that Tenant shall repair at Tenant's expense any damage caused by the activities of Tenant, Tenant's HVAC maintenance service contractor, and/or Tenant's other agents on the roof, including but not limited to the installation of air conditioning equipment and/or duct work, or other roof penetrations, and improper flashing or caulking, and any damage to exposed air conditioning equipment and duct-work installed by or for Tenant). Expenses incurred by Landlord in connection with the above described obligations shall be Operating Expenses hereunder, except for expenses incurred in connection with maintaining the roof structure (but not the roof membrane), foundation and exterior walls of the Building which shall be borne solely by Landlord. Notwithstanding the foregoing, Tenant shall not be required to pay as Operating Expenses the cost of any repair or maintenance respecting the roof membrane which Tenant is able to demonstrate to the reasonable satisfaction of Landlord is required as a result of Landlord's activity on the roof or a defect in construction performed by Landlord. Landlord shall also paint the Building from time to time as reasonably necessary, and the cost thereof shall be an Operating Expense. Landlord shall exercise reasonable diligence in performing such repairs as soon as practicable. However, Landlord shall have no obligation to make repairs under this Paragraph 10.2 until a reasonable time after Landlord's receipt of written notice from Tenant of the need for such repairs.

  Except as otherwise specifically provided herein, there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord, and Tenant waives all claims for loss of business or lost profits relating to any such repairs.

            10.3 LANDLORD TO MAINTAIN AND CONTROL OUTSIDE AREAS. Landlord shall maintain the Outside Areas, together with all facilities and improvements now or hereafter located thereon, and together with all street improvements or other improvements adjacent thereto as may be required from time to time by governmental authority. The manner in which such areas shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord; provided that Landlord maintains the Outside Areas in such a fashion as achieves substantially the same level of quality in which Landlord maintained the Outside Areas during PSC's occupancy of the Premises.
  Landlord shall at all times have exclusive control of the Outside Areas and may at any time temporarily close any part thereof, may exclude and restrain anyone from any part thereof (except the bona fide customers, employees and invitees of Tenant who use the Outside Areas in accordance with the rules and regulations that Landlord may from time to time promulgate), and Landlord may change the configuration of the Outside Areas or the location of facilities thereon so long as any such change by Landlord does not unreasonably interfere with Tenant's use of the Premises. Landlord shall also be entitled to employ third parties to operate and maintain all or any part of such areas on such terms and conditions as Landlord shall in its sole discretion deem reasonable and proper. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

            10.4 HVAC REPLACEMENT AND PARKING LOT RESURFACING. If the HVAC equipment (or any portion thereof) servicing the office portion of the Premises (as opposed to the manufacturing portion of the Premises, for which Tenant shall be solely liable for HVAC replacement costs) must be replaced at any time during the Lease term, or the parking lot adjacent to the Building servicing the tenants of the Building requires Major Resurfacing (as defined below), as reasonably determined by Landlord, at any time during the Lease term, then the cost of such replacement or resurfacing, as the case may be, shall be borne by both Landlord and Tenant in accordance with the following formula. Tenant shall pay such portion of the cost which is equal to 43.4% of a fraction, the numerator of which is the number of years remaining in the Lease term, and the denominator of which is the useful life (as reasonably determined by Landlord) of the new HVAC system, or the resurfaced parking lot, as the case may be. In the event Tenant should exercise any options to extend the Lease term which extended terms commence after such replacement or resurfacing, then Tenant shall pay to Landlord upon commencement of each such extended term the difference between the amount owed by Tenant pursuant to the immediately preceding sentence, and the amount calculated pursuant to the preceding sentence assuming that the remaining term of the Lease includes the years of such extended term. For purposes of this subparagraph, "Major Resurfacing" shall be defined to mean any resurfacing of the parking lot the cost of which exceeds Ten Thousand Dollars ($10,000.00); to the extent the cost of resurfacing is less than Ten Thousand Dollars ($10,000.00), then the entire cost shall be an Operating Expense in the year in which it is incurred by Landlord.

       11.  Alterations.
            -----------
            11.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not, without Landlord's prior written consent (which consent shall not unreasonably be withheld or delayed beyond thirty (30) days after Tenant's written request to Landlord to make the same) make any alterations, improvements, additions, or utility installations (collectively called "alterations") in, on or about the Premises, except for nonstructural alterations which during any twelve (12) month period, in the aggregate, cost no more than Twenty Thousand Dollars ($20,000). As used in this Paragraph 11.1, the term "utility installation" means power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Should Tenant make any alterations requiring the prior written consent of Landlord without obtaining such consent, Tenant shall immediately remove the same at Tenant's expense upon demand by Landlord.

            11.2 PLANS AND PERMITS. Any alteration that Tenant shall desire to make in or about the Premises and which requires the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant's sole expense. Any consent by Landlord thereto shall be deemed conditioned upon Tenant's acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any alterations whether or not Landlord's consent thereto is required, Tenant, at Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans and specifications therefor.

            11.3 CONSTRUCTION WORK DONE BY TENANT. All construction work required or permitted to be done by Tenant shall be performed by licensed contractors in a prompt, diligent, and good and workmanlike manner, and shall not materially diminish the value of the Building. Furthermore, all such construction work shall conform in quality and design with the Premises existing as of the time such work is performed. In addition, all such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the Premises. Tenant or its agents shall obtain and pay for all licenses and permits necessary therefor.

            11.4 ROOF REPAIRS. All installation of air conditioning equipment and duct work requiring penetration of the roof shall be properly flashed and caulked. Any electrical or refrigeration conduits or other piping or materials installed by Tenant in the Building shall be installed beneath the surface of the roof (and not on the surface of the roof), and Tenant shall thereafter repair and re-roof the affected portions of the roof surface. Any equipment placed by Tenant on the roof shall be elevated and supported by Tenant so as not to inhibit drainage or Landlord's repair of the roof pursuant to Paragraph 10.2.

            11.5 TITLE TO ALTERATIONS. Except as otherwise provided hereinbelow, Tenant shall at all times retain title to any alterations, and shall be entitled to claim any depreciation, investment tax credits, and other tax benefits available in connection therewith. Tenant shall also be entitled to remove any alterations installed by Tenant at its own expense, provided such removal can be accomplished without causing damage to structural portions of the Building, and provided further that Tenant at its sole expense promptly repairs any and all damage occasioned by such removal. If at the time Tenant installs or constructs any alterations, Tenant requests and receives Landlord's permission to leave such alterations on the Premises upon expiration or sooner termination of the Lease term, then Tenant shall have no obligation to remove the same upon expiration or sooner termination of the Lease term. If Tenant fails at the time of installation to request or obtain Landlord's consent to leaving such alterations on the Premises upon expiration or sooner termination of the Lease term, then Landlord shall be entitled to require Tenant to remove the same and restore the Premises to its original condition subject to reasonable wear and tear, perils, and Acts of God, prior to expiration or promptly after sooner termination of the Lease term, at Tenant's sole cost and expense. Tenant shall be entitled to leave the Tenant Improvements in the Premises upon expiration or sooner termination of the Lease term. Tenant shall be obligated to remove the Additional Improvements upon expiration or sooner termination of the Lease term. The rights of Landlord and obligations of Tenant under this paragraph shall survive termination of the Lease term.

                 All alterations and other property of Tenant which remain on the Premises upon expiration or sooner termination of the Lease term, subject to the preceding subparagraph, shall be deemed abandoned by Tenant and at Landlord's sole election shall be deemed the sole property of Landlord without need for consideration therefor from Landlord to Tenant.

                 Landlord, within ten (10) days after demand from Tenant, shall execute and deliver any documents required by any supplier, lessor, or lender in connection with the installation in the Premises of Tenant's personal property or Tenant's trade fixtures in which Landlord waives any rights it may have or require with respect to that property, if the supplier, lessor, or lender agrees in writing that (a) it will remove that property from the Premises before the expiration of the Lease term or within thirty (30) days after sooner termination of the term, provided that if it does not remove the property within said period it shall have waived any rights it may have had to the property, and (b) it shall repair any damage to the Premises occasioned by such removal at its sole cost and expense within five (5) days after such removal.

            11.6 MECHANICS' LIENS. Tenant shall keep the Premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all reasonable expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less. Tenant shall give Landlord notice of the date of commencement of any work in the Premises not less than ten (10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the Premises in connection therewith.

       12. UTILITIES. Prior to Tenant's occupancy of the Premises, or promptly thereafter, Tenant at its sole cost shall separately meter all utilities serving the Premises. For all periods of time prior to such separate metering, Tenant shall pay fifty percent (50%) of all utilities costs which are not separately metered and which are provided to the Building. Such separate metering shall be deemed an alteration of the Premises which is subject to the provisions of Paragraph 11 above. Tenant shall pay when due directly to the charging authority all charges for water, gas, electricity, telephone, refuse pickup, janitorial services, and all other utilities and services supplied or furnished to the Premises during the term of this Lease, together with any taxes thereon. In no event shall Landlord be liable to Tenant for failure or interruption of any such utilities or services, unless caused by the willful misconduct of Landlord, and no such failure or interruption shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the Premises, and Tenant shall at its own expense provide or obtain such security services as Tenant shall desire to insure the safety of the Premises.

       13.  Indemnity.
            ---------
            13.1 INDEMNITY BY TENANT. Tenant shall indemnify, protect, defend, and hold harmless Landlord from and against any and all claims, damages, loss, proceedings, causes of action, costs, expense or liability due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the Premises, the Building, or the Project, by Tenant or by any of Tenant's agents, employees, contractors, or invitees, or from any breach or default by Tenant in the performance of any obligation on the part of Tenant to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the active negligence, willful misconduct or omission (subject to Paragraph 32.1) of Landlord or its agents, employees or contractors. Tenant shall also indemnify Landlord from and against all damage, loss, expense (including without limitation, attorneys' fees, costs of investigation, and expert witness fees), and liability incurred or suffered by Landlord in the defense of or arising out of or resulting from any claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. The obligations of Tenant contained in this paragraph shall survive the termination of this Lease.

            13.2 INDEMNITY BY LANDLORD. Landlord hereby indemnifies Tenant from and against all damages arising out of any damage to any person or property occurring in, on or about the Premises and the Building resulting from the active negligence, wilful misconduct, or omissions (subject to Paragraph 32.1) of Landlord or its employees, agents and contractors, or from a breach of Landlord's obligations under the Lease, except to the extent caused by the acts or omissions of Tenant or its authorized representatives. Landlord's obligation under this paragraph to indemnify Tenant shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by Tenant as a result of such damage.

            Notwithstanding the foregoing or any other provision in this Lease, Landlord shall in no event be liable to Tenant for lost profits of Tenant unless the same result from the wilful misconduct of Landlord, and Tenant hereby releases Landlord from liability for any such loss profits to such extent. This provision shall not be construed to release Landlord from any claim for damages arising from Landlord's wilful misconduct, to the extent such damages do not relate to lost profits.

       14.  Insurance.
            ---------
            14.1 TENANT'S LIABILITY INSURANCE. Tenant shall, at its sole cost and expense, obtain and keep in force during the term of this Lease either Comprehensive General Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall include Broad Form Contractual liability insurance coverage. Such coverage shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned. All such policies shall be endorsed to add Landlord and any lender or other party having an interest in the Premises named by Landlord as an additional insured and to provide that any insurance maintained by Landlord shall be excess insurance only. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the insureds shall not reduce or avoid coverage to the other insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. The limits of all insurance described in this Paragraph 14.1 shall not, however, limit the liability of Tenant hereunder.

            14.2 LANDLORD'S PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including boiler and machinery coverage and an inflation endorsement, and, if available, flood and/or earthquake. Such coverage shall include the Tenant Improvements described on EXHIBIT "C", but shall exclude coverage of (i) the Additional Improvements described on Exhibit "D" and all other leasehold improvements, additions, and alterations other than the Tenant Improvements described on EXHIBIT "C" existing from time to time on the Premises, and (iii) merchandise, fixtures, equipment and other personal property of Tenant. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance covering a period of one year, commencing on the date of loss, with proceeds payable to Landlord, which insurance may also cover all Real Property Taxes, insurance premiums, other Operating Expenses, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage may include sprinkler leakage insurance if the Building contains fire sprinklers. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord.

                 Landlord shall make available to Tenant for Tenant's inspection all insurance bills received by Landlord from time to time relating to insurance required to be obtained by Landlord pursuant to this paragraph. It is understood that Landlord's insurance policy covering the Premises shall also cover the full replacement value of the Tenant Improvements, and that the proceeds of such insurance shall belong to Landlord and Tenant shall have no interest therein. In the event Tenant reasonably demonstrates to Landlord that Landlord can obtain insurance for the Premises, or the Building if Landlord obtains insurance for the entire Building rather than the Premises alone, at a rate which is 90% or less of the premiums charged for such insurance as has been obtained by Landlord, then Landlord at Tenant's written request shall obtain a policy of property insurance at such lower rate, provided such policy can be obtained with an insurer authorized to do business in the State of California which insurer has a financial rating of at least A 14 as rated in the most recent addition of Best's Insurance Reports, and such policy has reasonably comparable coverage and deductible amounts. Tenant shall not be required to pay any increases in property insurance costs to the extent such increases are caused by other tenants' uses of the Building in which the Premises are located. Similarly, Tenant shall be solely liable for any increases in property insurance costs to the extent such increases are caused by Tenant's use of the Premises or Tenant's activities thereon.

            14.3 TENANT'S PROPERTY INSURANCE. Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, insuring (i) the Additional Improvements described on EXHIBIT "D" and all other leasehold improvements, additions, and alterations existing from time to time in or to the Premises other than the Tenant Improvements described on EXHIBIT "C", and (iii) merchandise, fixtures, equipment and other personal property of Tenant within the Premises. Such insurance coverage shall be for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any such policies shall be used for the repair or replacement of such items so insured (except for the proceeds arising from damage to the Additional Improvements, which may be used as Tenant desires for purposes which may be unrelated to repair or replacement of the Additional Improvements), and Landlord shall have no interest in the proceeds of such insurance.

            14.4 PAYMENT. Tenant's Share of the premiums for the insurance obtained by Landlord pursuant to Paragraph 14.2 shall be deemed an Operating Expense hereunder. Upon request by Tenant, Landlord shall consult with Tenant and reasonably cooperate with Tenant to achieve the mix of premium amounts and deductible amounts for such insurance that are satisfactory to Tenant; provided that, Landlord's determination of the amounts thereof shall be final and Tenant's comments regarding same shall be advisory only. Tenant shall pay to Landlord the entire amount of any deductibles and other amounts not paid by Landlord's insurance carriers relating to claims under Landlord's insurance policies resulting from the acts or omissions of Tenant, or its agents, employees, and invitees. Tenant shall pay such deductibles to Landlord within thirty (30) days after receipt by Tenant of a copy of reasonable evidence of the amount due. Notwithstanding the foregoing, Landlord may obtain liability insurance and property insurance for the Project separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises, as reasonably determined by the insurer or Landlord. If the term of this Lease does not commence or expire concurrently with the commencement or expiration, respectively, of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

            14.5 INSURANCE POLICIES. The insurance required to be obtained by Tenant pursuant to this paragraph shall be primary insurance and (a) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (b) shall be in a form and contain a deductible amount satisfactory to Landlord, (c) shall be carried with companies acceptable to Landlord, and
  (d) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least fifteen (15) days prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than fifteen (15) days prior to the expiration date of the term of such coverage. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in this Paragraph 14.

            14.6 WAIVER OF SUBROGATION. Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, where such loss or damage is insured against under any insurance policy carried by Landlord or Tenant and in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Landlord and Tenant shall use their best efforts to cause each insurance policy obtained by such party to provide that the insurance company waives all rights of recovery by way of subrogation against the other party in connection with any damage covered by such policy and, if any such waiver of subrogation is not obtained, shall promptly notify the other party of such fact.

            14.7 NO LIMITATION OF LIABILITY. Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

       15.  Damage or Destruction.
            ---------------------
            15.1 PARTIAL DAMAGE - INSURED. Subject to the provisions of Paragraphs 15.3 and 15.4 below, if the Premises or the Building, as the case may be, are damaged such that restoration thereof can in Landlord's reasonable estimation be completed within two hundred ten (210) days, and the damage is caused by a peril required to be insured against by Landlord pursuant to Paragraph 14, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In the event Landlord maintains earthquake insurance (which the parties acknowledge Landlord is not obligated by this Lease to carry), then subject to the provisions of Paragraphs 15.3 and 15.4 below, if the Premises or the Building, as the case may be, are damaged such that restoration thereof can in Landlord's reasonable estimation be completed within two hundred ten (210) days, and the damage is caused by earthquake, Landlord shall, subject to the following provisions of this Paragraph 15.1, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. At such time as the amount of the deductible for the earthquake damage is determined by the insurance company and Landlord agrees to such amount, Landlord shall deliver notice thereof to Tenant. On or before the Tenant's Share Payment Date (as defined below), Tenant shall deliver to a depository in accordance with the provisions of Paragraph 15.10 the following sums in cash or other readily available funds:
  (i) 43.4% of the amount by which the amount of such deductible exceeds Fifty Thousand Dollars ($50,000), provided that Tenant shall not be obligated to pay more than 43.4% of Fifty Thousand Dollars ($50,000) under this subparagraph (i), and (ii) 43.4% of one half of the amount by which such deductible exceeds One Hundred Thousand Dollars ($100,000). The formula set forth in the preceding sentence is based upon the Landlord paying the first Fifty Thousand Dollars ($50,000) of the earthquake deductible, all tenants in the Building together paying the next Fifty Thousand Dollars ($50,000) of the earthquake deductible, and Landlord on the one hand and said Building tenants on the other hand each paying one half of any earthquake deductible amount exceeding One Hundred Thousand Dollars ($100,000) (all such amounts payable by all tenants of the Building herein called the "Aggregate Building Tenants' Share"). The "Tenant's Share Payment Date" shall mean (i) fifteen (15) days after Landlord delivers notice to Tenant of the deductible amount if the amount of the earthquake deductible payable by Tenant pursuant to the foregoing is Fifty Thousand Dollars ($50,000) or less, and (ii) forty five
  (45) days after Landlord delivers notice to Tenant of the deductible amount if the amount payable by Tenant is more than Fifty Thousand Dollars ($50,000). In the event Tenant fails to pay such amount for any reason by the Tenant's Share Payment Date, or in the event Landlord does not receive by the Tenant's Share Payment Date the Aggregate Building Tenants' Share, then Landlord shall have no obligation to commence or complete repair of such earthquake damage, and shall be entitled to terminate this Lease by delivery to Tenant of notice of such termination within ten (10) days after the Tenant's Share Payment Date; provided that Landlord shall be entitled to, but shall have no obligation to, repair all such earthquake damage at Landlord's expense, including payment of the deductible, such election to so repair to be made by Landlord's delivery of notice thereof to Tenant within ten (10) days after the Tenant's Share Payment Date, in which event this Lease shall remain in full force and effect.

            15.2 PARTIAL DAMAGE - UNINSURED. Subject to the provisions of Paragraphs 15.3 and 15.4, if at any time during the term hereof the Premises are damaged and the damage is caused by a peril (other than earthquake) not required to be insured by Landlord pursuant to Paragraph 14, Landlord may at Landlord's option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice of termination of this Lease to Tenant within thirty (30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such ten
  (10) day period, this Lease shall be terminated pursuant to such notice of termination by Landlord.

            15.3 TOTAL DESTRUCTION. If at any time during the term hereof the Premises are destroyed such that restoration thereof cannot in Landlord's reasonable estimation be completed in two hundred ten (210) days, from any cause whether or not covered by the insurance maintained pursuant to Paragraph 14, this Lease shall at the election of Landlord or Tenant terminate as of the date of such destruction. Landlord and Tenant shall exercise their respective rights to terminate this Lease under this subparagraph 15.3 by delivery of notice of termination to the other within thirty (30) days after Landlord notifies Tenant of the estimated period of restoration. In the event neither party elects to so terminate this Lease, Landlord shall at Landlord's expense repair such damage, and restore the Premises and the Tenant Improvements to their condition existing immediately prior to such damage as soon as reasonably possible, and this Lease shall continue in full force and effect.

            15.4 DAMAGE NEAR END OF TERM. If the Premises are destroyed or damaged in whole or in part to the extent of One Hundred Thousand Dollars ($100,00.00) or more whether from an insured or uninsured casualty, during the last year of the term of this Lease, either party may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant is then entitled to exercise any option to extend the term of this Lease pursuant to other provisions of this Lease, and Tenant exercises such option in accordance with such provision, then this Lease shall not be terminated under this subparagraph (although it may be terminated in accordance with subparagraph 15.3 above or other provisions of this Lease, to the extent applicable).

            15.5 ABATEMENT OF RENT. Notwithstanding anything to the contrary contained in this Lease, if the Premises are damaged, the Base Rent payable hereunder for the period commencing on the occurrence of such damage shall be abated until completion of repair or restoration of such damage, or termination of the Lease (if the Lease is terminated pursuant to other provisions of this Lease). Such abatement of Base Rent shall be in proportion to the extent to which Tenant's use of the Premises is impaired during said period of time; provided that, nothing herein shall be construed to preclude Landlord from being entitled to collect the full amount of any rental loss insurance proceeds. In addition to abatement of Base Rent, Tenant's obligation to pay Operating Expenses shall also be abated to the extent of proceeds therefor, if any, received by Landlord under the rent abatement policy required to be maintained by Landlord under Paragraph 14.2 above. Except for such abatement of Base Rent and Operating Expenses, if any, and subject to Paragraph 13.2, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

            15.6 WAIVER. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

            15.7 TENANT'S PROPERTY. Landlord's obligation to rebuild or restore shall not include restoration of the Additional Improvements, or Tenant's trade fixtures, equipment, merchandise, or any other improvements, alterations or additions made by Tenant to the Premises after the Commencement Date or made by PSC at any time during its occupancy of the Premises from 1985 through May of 1995.

            15.8  NOTICE OF DAMAGE.  Tenant shall notify Landlord within five
  (5) days after the occurrence thereof of any damage to all or any portion of the Premises. In no event shall Landlord have any obligation to repair or restore the Premises pursuant to this Paragraph 15 until a reasonable period of time after Landlord's receipt of notice from Tenant of the nature and scope of any damage to the Premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the Premises). Landlord shall proceed diligently to collect insurance proceeds, and shall commence any obligation it may have to repair the Premises as promptly as reasonably possible.

            15.9 REPLACEMENT COST. The determination by a third party expert or consultant, selected by Landlord in its reasonable discretion, of the estimated period of repair of any damage shall be conclusive for purposes of this Paragraph 15. Such determination shall be made within thirty (30) days of the date of damage, provided Tenant notifies Landlord of such damage in accordance with subparagraph 15.8 above.

            15.10 DISBURSEMENT ACCOUNT. In the event Landlord is required to restore the Premises pursuant to any of the provisions of this Paragraph 15, then Landlord shall deposit any insurance proceeds received in connection therewith with an institutional trustee or other depository reasonably acceptable to Tenant, and the proceeds of such insurance shall be drawn from time to time to cover costs of such restoration only upon submission by Landlord of invoices for such costs or other reasonable evidence of Landlord of the costs incurred to the date of such requested draw.

       16.  Condemnation.
            ------------
            16.1 PARTIAL TAKING. Subject to Paragraph 16.5, if part of the Premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), and a part of the Premises remains which is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, and a portion of the parking area within the Project remains which is equivalent to at least eighty percent (80%) of the parking area in the Project as of the Commencement Date, this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the monthly Base Rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Premises so taken bears to the floor area of the Premises immediately prior to such taking. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises in order to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

            16.2 TOTAL TAKING. Subject to Paragraph 16.5, if all of the Premises are taken, or such part thereof is taken so that there does not remain a portion of the Premises suitable for Tenant's continued occupancy for the uses permitted hereunder, or more than twenty percent (20%) of the parking area in the Project as of the Commencement Date is taken, such taking shall be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

            16.3 DISTRIBUTION OF AWARD. All compensation awarded upon a taking governed by Paragraph 16.1 or Paragraph 16.2 shall belong to and be paid to Landlord, except that Tenant shall be entitled to make a separate claim to the taking authority for all losses it suffers as a consequence of the taking, including losses relating to loss of use of the Additional Improvements.

            16.4 SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Paragraph 16.

            16.5 TEMPORARY TAKING. If all or any part of the Premises is occupied, taken, or appropriated by military or other public or quasi-public use or other governmental authority for less than one hundred eighty (180) consecutive days, it shall not constitute a taking of the Premises which would be governed by Paragraph 16.1 or Paragraph 16.2. In such event, during such a "temporary taking," all of the provisions of this Lease shall remain in force and effect, except that the monthly Base Rent and Operating Expenses payable during such temporary taking shall be reduced in the same proportion that the floor area of the portion of the Premises so occupied, taken, or appropriated bears to the floor area of the Premises as of the day immediately preceding the occupation, taking, or appropriation. Any award that may be paid in connection with such a temporary taking shall be paid to Landlord. In the event a taking which appears, at its commencement, to be only a temporary taking nevertheless continues for one hundred eighty (180) consecutive days or more, a partial or total taking, as the case may be, shall be deemed to have occurred on the one hundred eightieth (180th) consecutive day of such taking, and shall be governed by the provisions of either Paragraph 16.1 or Paragraph 16.2 as the case may be.

      17.   Assignment and Subletting.
            -------------------------
            17.1 PROHIBITION OF ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not unreasonably be withheld or delayed beyond the twenty (20) day period specified in Paragraph 17.2. Any assignment or subletting by Tenant without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this Lease.

            17.2 DOCUMENTATION. Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, a statement of the proposed use of the Premises by the assignee or sublessee (including an indication of the extent to and manner in which Hazardous Materials will be utilized), and true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease, and shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, if such sums are related to Tenant's interest in this Lease or in the Premises, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Tenant. Within twenty (20) days after the receipt of such written notice, Landlord shall either consent in writing to such proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.

            17.3 TERMS AND CONDITIONS. As a condition to Landlord's granting its consent to any assignment or sublease, Tenant and the proposed assignee or sublessee must demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee is financially responsible and that the proposed use does not pose an unreasonable risk (as determined by Landlord in its reasonable discretion) of contamination of the Project with Hazardous Materials and is not otherwise injurious to the Premises. Without limiting the generality of the foregoing, Landlord shall be entitled to withhold consent to any proposed assignment of this Lease unless Tenant demonstrates to the reasonable satisfaction of Landlord that the proposed assignee has a net worth equal to at least the greater of (a) Eleven Million Dollars ($11,000,000.00), or (b) such greater net worth as Analog Devices, Inc. or its successor may have at the time of such proposed assignment, up to Eighteen Million Dollars ($18,000,000.00). As a condition for granting its consent to any proposed assignment or subletting, Landlord may require that Tenant agree to pay to Landlord, as additional rent, as and when received by Tenant, and after first deducting reasonable real estate brokerage commissions and attorneys' fees, if any, incurred in connection with such assignment or subletting, fifty percent (50%) of the excess, if any, of (i) the fair market value rent (triple net) of the Premises, determined as set forth below, assuming such amount is payable for the duration of the term of such assignment or sublease, over (ii) the Base Rent payable by Tenant to Landlord under the Lease at the time of such sublease or assignment, assuming such amount is payable for the duration of the term of such assignment or sublease. The fair market value rent for the Premises, for purposes of the preceding sentence, shall be determined without regard to the value added to the Premises by the specialized additions and improvements to the Premises installed by Tenant at its own expense or previously installed by PSC at PSC's expense solely for its manufacturing business on the Premises, such as clean rooms, process equipment, and trade fixtures. In the event Landlord and Tenant are unable to agree upon the fair market value rent of the Premises, the dispute shall be arbitrated in accordance with the rules of the American Arbitration Association.

                 Tenant may assign its interest in the Lease without the prior written consent of Landlord to any corporation which controls or is controlled by Analog Devices, Inc., or any corporation which results from a merger or consolidation with Analog Devices, Inc.; provided that such assignment is made to an entity that satisfies the net worth criteria set forth hereinabove.

                 Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder, and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. In the event Landlord shall consent to an assignment or sublease, Analog Devices, Inc. shall nonetheless remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of rent.

       18.  Events of Default and Remedies.
            ------------------------------
            18.1 EVENTS OF DEFAULT. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                 (1) Failure of Tenant to pay within five (5) days after delivery of notice from Landlord that any installment of rent of other payment required to be made by Tenant hereunder is due;

                 (2) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is delivered to Tenant or such longer period as may reasonably be necessary to cure such failure provided Tenant commences such cure within said thirty (30) days and thereafter diligently prosecutes the same to completion;

                 (3)  Tenant's vacating or abandonment of Premises;

                 (4) Tenant's assignment of its assets for the benefit of its creditors;

                 (5) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on a property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment of whichever is earlier; or

                 (6) A court having jurisdiction shall have made or entered any decree or order (a) adjudging Tenant to be bankrupt or insolvent, (b) approving as properly filed a petition seeking reorganization of Tenant or an arrangement under the bankruptcy laws or any other applicable debtors' relief law or statute of the United States or any State thereof, (c) appointing a receiver, trustee or assignee of Tenant in bankruptcy or insolvency or for its property, or (d) directing the winding up or liquidation of Tenant; and such decree or order shall have continued for a period of thirty (30) days; or Tenant shall have voluntarily submitted to or filed a petition seeking any such decree of order.

            18.2 REMEDIES. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                 (1) RECOVERY OF RENT. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the rate of ten percent (10%) per annum from the due date of each installment of rent or other sum until paid.

                 (2) TERMINATION. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of such notice all Tenant's rights in the Premises and the Building and parcel of which the Premises are a part shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 26, and Landlord may reenter and take possession of the Premises and all the remaining improvements and property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgement specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                      (a)  maintenance and preservation of the Premises;

                      (b)  efforts to relet the Premises;

                      (c) appointment of a receiver in order to protect Landlord's interest hereunder;

                      (d) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                      (e) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                 (3) DAMAGES. In the event this Lease is terminated pursuant to subparagraph 18.2(2) above, Landlord shall be entitled to damages in the following sums:
                      (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

                      (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                      (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises;
  (ii) expenses for altering, remodeling or otherwise improving the Premises for the purposes of reletting; (iii) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions;
  (iv) expenses in retaking possession of the Premises; (v) attorneys' fees and court costs; and (vi) any unamortized real estate brokerage commission paid in connection with this Lease.

                      (e) The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) of this paragraph is computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of award" of the amount referred to in subparagraph (c) of this paragraph is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

       19. ADVERTISEMENTS AND SIGNS. Tenant shall not place or permit to be placed any sign, display, advertisement, or decoration ("sign") on the exterior of the Building, or elsewhere in the Project or on the Premises, without the prior written consent of Landlord as to the color, size, style, character, content, and location of each such sign. Upon termination of this Lease, Tenant shall remove any sign which it has placed in the Project or on the Premises or the Building, and shall repair any damage caused by the installation or removal of such sign.

       20. ENTRY BY LANDLORD. Landlord and its agents shall be entitled to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for the following purposes: (i) to perform Landlord's maintenance and repair responsibilities; (ii) to post notices of non-responsibility for alterations, additions, or repairs; or (iii) to place upon the Premises any ordinary "for sale" signs and to show the Premises to prospective purchasers or lenders; and, during the ninety (90) day period prior to the expiration of this Lease, or upon any Event of Default, to place upon the Premises any usual or ordinary "for lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

       Landlord's rights of entry as set forth in this Paragraph 20 shall be subject to the reasonable security regulations of Tenant, and to the requirement that Landlord use reasonable efforts to minimize interference with Tenant's business activities on the Premises.

       21.  Subordination and Attornment.
            ----------------------------
            Notwithstanding anything contained in this Lease, and except with respect to any existing deeds of trust or other liens encumbering the Project or any portion thereof as of the Commencement Date (which the parties acknowledge are prior to this Lease, subject to such rights as Tenant may receive in the event a non-disturbance agreement is obtained from the beneficiary of such deed of trust or other lienholder concurrently with the execution of this Lease), this Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated agrees to execute a recognition and non-disturbance agreement in substantially the form set forth on EXHIBIT "E".

       22. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall within seven (7) days following request by Landlord: (a) execute and deliver to Landlord any documents, including estoppel certificates, in the form presented to Tenant by Landlord (1) certifying that this Lease has not been modified and is in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (2) stating the date to which the rent and other charges are paid in advance, if at all, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (4) evidencing the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage encumbering the premises or a purchaser of the premises from Landlord; and (b) deliver to Landlord the best available current (and public, if the stock of Tenant is publicly traded over a United States nationally recognized stock exchange) financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the then current fiscal year, and the two (2) immediately prior fiscal years (if available), all prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall only be entitled to request such financial statements in connection with an intended disposition or refinancing of the Building.

  Landlord shall within seven (7) days following request by Tenant, provided such request is made only in connection with a proposed assignment or sublease of Tenant's interest in this Lease pursuant to Paragraph 17 above:
  (a) execute and deliver to Tenant an estoppel certificate in the form presented to Landlord by Tenant (1) certifying that this Lease has not been modified and is in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (2) stating the date to which the rent and other charges are paid in advance, if at all, and (3) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or if there are uncured defaults on the part of Tenant, stating the nature of such uncured defaults.

       23. NOTICES. Any notice, approval, request, demand, or consent (collectively "notice") required or desired to be given under this Lease shall be in writing and shall be personally served or delivered by commercial courier (with signed receipt) or United States mail, registered or certified, postage prepaid, and addressed to the party to be served at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth above in the preamble to this Lease. Either party may change its address by notice to the other party. Any notice delivered by United States mail pursuant to this paragraph shall be deemed to have been delivered five (5) days after the posted date of mailing.

       24. WAIVER. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

       25. ATTORNEY'S FEES. If any action proceeding at law or in equity, or an arbitration proceeding (collectively an "action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorney's fees and costs and expenses (including expert witness fees) incurred in connection with the prosecution or defense of such action. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the other's performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

       26. SURRENDER. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord with all Additional Improvements removed and all damage occasioned by such removal repaired, and otherwise in good and clean broom swept condition (reasonable wear and tear and damage due to causes beyond the reasonable control of Tenant excepted) with the HVAC equipment serving the Premises in operating order and in good repair. Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the Premises. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay, and losses to Landlord due to lost opportunities to lease to succeeding tenants.

       27. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the Lease term or give Tenant any rights in or to the Premises unless otherwise expressly provided in this Lease. Any holding over after expiration of the Lease term with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly Base Rent for the last month of the Lease term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.

       28. TRANSFER OF PREMISES BY LANDLORD. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during his or its respective period of ownership.

       29.  Option(s) to Extend Term.
            ------------------------
            29.1 EXERCISE OF OPTION. Subject to the provisions of this Paragraph 29, Tenant shall have the right to extend the term of this Lease for three (3) additional periods of five (5) years each, unless the term is sooner terminated as provided in this Lease. Unless otherwise expressly agreed in writing by the parties hereto, the term of this Lease shall in no event extend beyond March 31, 2015. Tenant shall exercise each of such rights, if at all, only by giving Landlord written notice of exercise of such right on or before nine (9) months prior to the then scheduled expiration date of the Lease term, and only if Tenant is not in default under this Lease when Tenant exercises such right (provided, Tenant has received notice of such default and has not cured said default within the time permitted for such cure). If Tenant fails to exercise any such rights to extend in accordance with this Paragraph 29, such right shall terminate. The second right to extend may be exercised only if the first right to extend has previously been properly exercised, and the third right to extend may be exercised only if the second right to extend has previously been properly exercised. If Tenant exercises any such rights in accordance with this Paragraph 29, the term of this Lease shall be extended for one period of five (5) years subject to the agreements, covenants, conditions, and provisions set forth in this Lease, except for the amount of Base Rent payable by Tenant, which shall be determined as set forth in Paragraph 29.2.

            29.2 RENT DURING EXTENDED TERM. The monthly Base Rent during each such extended term of this Lease shall initially be equal to the fair market rent of the Premises as of the commencement date of such extended term. Such fair market rent shall take into account the rent adjustment mechanism to be employed during such extended term.

                 The parties shall have thirty (30) days after Landlord receives notice of Tenant's exercise of its right to extend the term in which to agree on minimum monthly Base Rent during the extended term. If the parties agree on the minimum monthly Base Rent for the extended term during such thirty (30) day period, they shall immediately execute an amendment to this Lease stating the minimum monthly Base Rent for such extended term.

                 If the parties are unable to agree on the minimum monthly Base Rent for the extended term within such thirty (30) day period, then within said thirty (30) days each party, at its cost and by giving notice to the other party, shall appoint an appraiser with at least five (5) years' full time commercial appraisal or brokerage experience in the Sunnyvale area to appraise and set the minimum monthly Base Rent for the extended term. Said appraisers shall be instructed to determine the fair market rent for the Premises within thirty (30) days after their appointment, and to base their determination on the rent which will be applicable as of the commencement of the applicable extended term for comparable space in comparable buildings in comparable geographic areas leased on terms comparable to this Lease, taking into account the rent adjustment mechanism to be employed during such extended term. Such rent determination shall not take into account improvements to the Premises made by Tenant or on Tenant's behalf at Tenant's sole expense, or any Additional Improvements. If the higher appraisal of rent is not more than one hundred five percent (105%) of the lower appraisal of rent, the average of their appraised values shall be adopted by the parties. If the higher appraisal is greater than one hundred five percent (105%) of the lower, then the two appraisers shall within five (5) days of the initial appraisal determinations appoint a third appraiser who shall make his determination within thirty (30) days of his appointment, and the two closest in dollar terms of the three offered rent determinations shall be averaged and adopted by the parties as the monthly Base Rent during the upcoming extended term. In no event shall the Base Rent determined by the appraisers be less than the then existing monthly Base Rent. In the event the Base Rent so determined is higher than Tenant's highest previously negotiated offer Tenant may elect, by written notice to Landlord within three (3) days after receipt of the appraisers' determination, to terminate this Lease effective as of the date this Lease would have expired but for Tenant's earlier exercise of said option to extend the term, in which event Tenant's earlier exercise of said option shall be deemed rescinded. Tenant shall pay all costs of the appraisers in the event Tenant so elects to rescind its exercise and terminates this Lease.

            29.3 RENTAL ADJUSTMENTS DURING EXTENDED TERM. The Base Rent during the first, or if it is the case, the second or third extended term, determined pursuant to Paragraph 29.2 of this Lease shall be adjusted annually throughout such term to reflect any increase in the cost of living during the extended term in the manner specified in Paragraph 3.2 with respect to the initial term. For the purposes of this paragraph, all other definitions set forth in Paragraph 3.2 of this Lease shall apply, except that the term "base" shall mean the last published Index in effect on the first day of the extended term in question.

       30. PARKING. Tenant shall have the nonexclusive use of Tenant's Share of the parking spaces in the Outside Areas as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or trucks or other vehicles of others, adjacent or loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Outside Areas not designated by Landlord for such use by Tenant. Tenant shall not park or permit to be parked any inoperative vehicles or equipment on any portion of the Outside Areas.

       31. REASONABLE CONSENT. Whenever any party's approval or consent is required by this Lease, such consent or approval shall not be unreasonably withheld or delayed.

       32.  Cure Period.
            -----------
            32.1 CURE BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. It is understood that, for purposes of Paragraphs 9.1, 13 and 10.1, the term "omissions", as used therein, shall mean only omissions by Landlord which if not cured with the time period permitted in this Paragraph 32 would result in a default of Landlord hereunder.

            32.2 CURE BY TENANT. In the event Landlord is deemed in default with respect to its obligation to repair and maintain the roof of the Building as provided elsewhere in this Lease, Tenant shall be entitled, after written notice to such effect to Landlord, to make such repairs and shall have the right to demand reimbursement by Landlord of the cost thereof, with interest thereon at the rate of ten percent (10%) or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid. In addition, in the event a condition exists with respect to any portion of the Premises which Landlord is required to repair under the Lease, and such condition is the direct and immediate cause of an emergency situation which presents a clear and present threat to the physical safety of persons on or about the Premises or of property of Tenant or its agents, employees, or contractors located on or about the Premises, then subject to the following, Tenant shall be entitled to make such repairs as are reasonably necessary to reduce such threat to a reasonably acceptable level. As soon as Tenant becomes aware of any such condition, it shall make every reasonable effort to contact Landlord by telephone or in person and inform Landlord of the condition; if upon so informing Landlord of the condition, Landlord elects to correct the condition as soon as Tenant would otherwise be able to correct the condition, then Tenant shall have no right to correct the condition and Landlord shall correct the same. If Tenant is unable to contact Landlord after exhausting reasonable efforts to do so, or does in fact contact Landlord but Landlord does not elect to correct the condition as quickly as Tenant is able to correct the condition, then Tenant shall be entitled to make such repairs and shall have the right to demand reimbursement by Landlord of the cost thereof, with interest thereon at the rate of ten percent (10%) or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid.

       33. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed or trust or mortgagee of a mortgage, encumbering the Premises whose address shall have been furnished to Tenant, and before exercising any remedy of Tenant to terminate this Lease, shall allow such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power or sale or judicial foreclosure, if such should prove necessary to effect a cure.

       34.  General Provisions.
            ------------------
            34.1 ENTIRE AGREEMENT. This instrument including the Exhibits attached hereto contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

            34.2 TIME. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days, unless otherwise specifically stated.

            34.3 CAPTIONS. The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            34.4 CALIFORNIA LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

            34.5 PARTIAL INVALIDITY. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

            34.6 NO WARRANTIES. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

            34.7 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to the benefit of and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of the respective parties hereto.

            34.8 RULES AND REGULATIONS. Landlord may from time to time promulgate reasonable rules and regulations for the use, safety, care and cleanliness of the Premises and the Project. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant shall abide by all such rules and regulations. If there is a conflict between such rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

            34.9 AUTHORITY. The individuals signing this Lease hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

            34.10 MEMORANDUM OF LEASE. This Lease shall not be recorded. Concurrently with execution of this Lease, the parties shall execute and acknowledge a short form memorandum of this Lease in the form attached hereto as EXHIBIT "F". Simultaneously with execution of such memorandum, Tenant shall execute and deliver to Landlord for recordation upon the expiration or sooner termination of this Lease, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee. Any recordation by Landlord of such quitclaim deed prior to expiration or sooner termination of this Lease shall be deemed a default by Landlord hereunder. In the event Landlord later transfers its interest in the Premises prior to expiration or sooner termination of this Lease, such quitclaim deed shall be relinquished to Tenant and Tenant shall simultaneously execute and deliver to Landlord a new quitclaim deed designating Landlord's successor in interest as the transferee, which quitclaim deed shall again only be recorded upon expiration or sooner termination of this Lease.

            34.11 REASONABLE EXPENDITURES. An expenditure by a party, for which such party shall demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

            34.12 AMENDMENTS TO ACCOMMODATE LENDERS. Tenant agrees to execute any amendments required by a lender to enable Landlord to obtain replacement permanent financing so long as Tenant's rights and obligations hereunder are not materially adversely affected and provided such amendments are of the type normally required by such lender for similar loans. Tenant shall not have any obligations under any such agreements unless and until Tenant signs the same.

            34.13 MERGER. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

            34.14 FORCE MAJEURE. Any prevention of or delay in the performance by a party hereto of its obligations under this Lease caused by inclement weather, labor disputes (including strikes and lockouts), inability to obtain materials or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other causes beyond the reasonable control of the party obligated to perform (except financial inability), shall excuse the performance by such party of its obligations hereunder (except the obligation of Tenant to pay rent and other sums hereunder) for a period of one day for each such day of delay.

            34.15 EXHIBITS. The following exhibits are hereby made a part of this Lease.


       Exhibit "A" -- Premises
       Exhibit "B" -- Property Description
       Exhibit "C" -- Plans and Specifications for Tenant Improvements Exhibit "D" -- Plans and Specifications for Additional Improvements Exhibit "E" -- Nondisturbance Agreement
       Exhibit "F" -- Memorandum of Lease

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates set forth below.


            LANDLORD:                             TENANT:

  FERRARI BROTHERS,                       ANALOG DEVICES, INC.,
  a California general partnership        a Massachusetts corporation


  By: /s/ illegible                       By: /s/ illegible
      --------------------------              -----------------------

     Its General Partners                 Its Vice Pres., Finance
         -----------------------              -----------------------

  Dated:  June 16-1996                    Dated:  June 7, 1995
         -----------------------                 --------------------

                                  EXHIBIT "A"

                           (SCHEMATIC OF FLOOR PLAN)

Legal Description

All that certain real property situate in the city of Sunnyvale, County of Santa Clara, State of California, described as follows:

That portion of Lots 24 and 25, W.E. Crossman's Subdivision No. 3, as shown on a Map recorded in Book K of Maps, page 95, Records of Santa Clara County, California, being more particularly described as follows:

Beginning at a point on the Southeasterly line of Lot 25, as said Lot is shown on the Map of said Tract, said point being the Southeasterly corner of that certain tract of land described in the Deed to the city and County of San Francisco, recorded in Book 2155, Page 377 of Official Records;

thence along the Southeasterly line of said Lot 25, and the Southeasterly line of Lot 24, as shown upon said Map, S 15 degrees 37 minutes 51 seconds W. 367.21 feet, more or less to the Northeasterly corner of that certain tract of land conveyed to the State of California by Deed recorded in Book 4253, Page 92 of Official Records:

thence along the line of the land so conveyed to the State of California N. 70 degrees 09 minutes 03 seconds W. 263.24 feet;

thence along a tangent curve t the right with a radius of 358.00 feet, through an angle of 85 degrees 36 minutes 48 seconds an arc length of 534.94 feet to the property line common to the lands now or formerly of John Kulm, et ux, and of City and County of San Francisco, a municipal corporation; said point being distant thereon S. 73 degrees 35 minutes 22 seconds E. 133.01 feet from the center line of Fairoaks Avenue, as said Avenue is shown upon said Map herein referred to:

thence Southeasterly along the Southwesterly line of the land of the City and County of San Francisco, 593.47 feet, more or less to the point of beginning.


                                 Exhibit "B"

                           PERFORMANCE SEMICONDUCTOR

                              TENANT IMPROVEMENTS
                     610 E. Weddell Dr. by 1995 definition

Description:

Office Area Construction (22)

Lobby

Conference Rooms (2)

Restroom/Shower Facility

Support Area (maint.)

Light Manufacturing (Rooms 3) Area

Exterior Storage Rooms (2)

Cafeteria (1242)

Corridor System (1hr)

HVAC Units (6) #1, #2, #3, #4, #8

Ceiling Tile System

Fire Sprinklers Above/Below Ceiling

Floor System Carpet/Tile

Electrical Sub-Panels/Fit-Up

Lighting

Painting

Exhaust Fans

Hot Water Heater



                                  Exhibit "C"                    Plan A 610-TI's

                           PERFORMANCE SEMICONDUCTOR

                  WAFER MANUFACTURING ADDITIONAL IMPROVEMENTS
                     610 E. Weddell Dr. by 1995 definition

Description:

Clean Room Tunnels 1 (15), 2 (11), 3 (11), 4 (10), 5 (12)

Air Handlers/Duct furnace/Cooling coils: #1, #2, #3, #4

Air Showers (3)

Fir Sprinklers Manufacturing and Exhaust Ducting

Exhaust Scrubber #1 and #2/Duct Work

Alarm/Detection System

Emergency Generator System

Vacuum System A/B

Floor System (Mipolam)

Electrical Fit-Up Manufacturing Support Equipment

Lighting

Process Piping Gas (ss) (cu)

Process Piping D.I. (PVDF), AWN Drain Lines (PVC, CPVC)

Process Piping Trench System
External Support Equipment and Tank Farm

Process Chilled Water System, Mixing Manifold, Piping Extension, Electrical
Panel

Acid and HF Waste Treatment Equipment/System/Vault

Tunnel #3 Wall System, Temperature/Humidity Control



                               Exhibit "D"              FAC-AI

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Lindell Van Dyke, Esq.
1265 Montecito Avenue
Mountain View, CA  94043

                           NON-DISTURBANCE AGREEMENT
                   610 Weddell Drive -- Fabrication Facility

THIS NON-DISTURBANCE AGREEMENT (the "Agreement") is made and entered into as of the 16th day of June, 1995, by and among Analog Devices, Inc., a Massachusetts corporation ("Tenant"), FERRARI BROTHERS, a California general partnership ("Landlord"), and COAST FEDERAL BANK, formerly known as Coast Savings and Loan Association, ("Lender"), based on the follows:

A.  Landlord and Tenant have executed a lease)the "Lease") dated as of June
16, 1995 covering certain premises therein described (the "Premises") consisting of approximately 27,379 square feet of floor space in an approximately 63,500 square foot building located on that certain parcel of real estate commonly known as 610,620, and 630 Weddell Drive, Sunnyvale, California. A legal description of said parcel is attached hereto and incorporated herein by this reference as Exhibit "A" (said parcel f real estate and the Premises are sometimes collectively referred to herein as the "Property");

B. Landlord has executed a First Deed of Trust (the "Deed of Trust") recorded on May 22, 1985 as Instrument No. 8417024 Book J353, Page 195 et seq. of the Official Records of Santa Clara County, California in favor of Lender, payable upon the terms and conditions described therein;

C. The parties desire to acknowledge that the loan secured by the Deed of Trust shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

D. The parties hereto desire to assure Tenant's possession and control of the Property under this Lease upon the terms and conditions therein contained.

NOW THEREFORE, for and in consideration of the mutual covenants and promises herein and other god and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

                                   AGREEMENT

1. The Lease is and shall be subject and subordinate to the Deed of Trust, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

Analog Devices Nondisturbance Agreement
June 16, 1995

                                       1
                                  EXHIBIT "E"

2. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Deed of Trust which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee's sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Deed of Trust and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extension therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

3.  Notwithstanding any other provision of this Agreement, Lender shall not be
(a) liable for any previously accrued default of any landlord under the Lease (including Landlord) as of the date Lender forecloses or otherwise takes title to the Property; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as is permitted Landlord under the Lease; (c) bound by any rent or other sums that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender's prior written consent; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

4. If Lender sends written notice to Tenant to direct its rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any rent payments sent to lender pursuant to such written notice.

5. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below its signature hereof or such other address as any party shall hereafter inform the other party by written notice given as set forth above. All notices delivered as set forth above shall be deemed effective five (5) days after the posted date of deposit in the U.S. mail.

6. The Deed of Trust shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant's trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises, or the Additional Improvements (as defined in the Lease).

7. Landlord and Tenant each acknowledges that the other is not in default or breach of any of its obligations under the Lease as of the date hereof.

Analog Devices Nondisturbance Agreement
June 16, 1995

8. this Non-Disturbance Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Deed of Trust.

9. Should any action or proceeding be commenced to enforce any of the provisions of this Non-Disturbance Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses and reasonable attorneys' fees.

   IN WITNESS WHEREOF, the parties hereto have caused this Non-Disturbance Agreement to be executed as of the day and year first above written.

LENDER:

COAST FEDERAL BANK,
a
 ----------------------

By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------


---------------------------

---------------------------

---------------------------
(address)

TENANT:

Analog Devices Inc.,
a Massachusetts corporations

By:
   ------------------------
Its:
    -----------------------


---------------------------

---------------------------

---------------------------
(address)

Analog Devices Nondisturbance Agreement
June 16, 1995

LANDLORD:

FERRARI BROTHERS,
a California general partnership


By:
   ------------------------------
    Ray Ferrari, general partner

1265 Montecito Ave., Suite 200
Mountain View, CA  94043
Attn: Ray Ferrari





Analog Devices Nondisturbance Agreement
June 16, 1995

                          (Acknowledgement of Lender)

STATE OF CALIFORNIA      )
                                  )SS.
COUNTY OF LOS ANGELES    )

   On June 16, 1995 before me, Lynda C. Thomas, a Notary Public in and for said County and State, personally appeared Patrick Senske, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his authorized capacity, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
          -----------------------------




Analog Devices Nondisturbance Agreement
June 16, 1995

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Lindell Van Dyke, Esq.
10600 N. DeAnza Blvd., Ste 100
Cupertino, CA 95014


                             MEMORANDUM OF LEASE

This Memorandum of Lease, dated June   , 1995 for reference purposes only, is
made and entered into between FERRARI BROTHERS, a California general partnership (hereafter called "Landlord"), and Analog Devices, Inc., a Massachusetts corporation (hereafter called ("Tenant").

Landlord hereby leases to Tenant certain premises consisting of approximately twenty-seven thousand three hundred seventy-nine (27,379) square feet (the "Premises") within that certain building (the "Building") located at 610 Weddell Drive, Sunnyvale, California. A legal description of the parcel of land on which the Building is situated is attached as Exhibit "A" hereto and incorporated herein by reference. Such lease is governed by the provisions of that certain unrecorded lease between the parties hereto (the "Lease"), dated
June   , 1995, which provisions are incorporated herein by reference as though written out at length herein. Terms undefined herein shall have the meanings ascribed to them in the Lease.

The term of the Lease shall be the five (5) year period commencing on June   ,
1995 and ending on March 31, 2000. Tenant shall have three options to extend the term for successive additional periods of five (5) years each on the terms set forth in the Lease.

The purpose of this Memorandum of Lease is to give notice of the existence of the Lease. This Memorandum in no way modifies the Lease or any terms thereof.





                                  EXHIBIT "F"

    IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Lease to be executed as of the day and year first above written.



TENANT:

Analog Devices Inc.,
a Massachusetts corporations

By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------

LANDLORD:

FERRARI BROTHERS,
a California general partnership


By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------





                                   Exhibit "F"

(Acknowledgement of Landlord)

STATE OF MASSACHUSETTS      )
                                  )SS.
COUNTY OF NORFOLK           )

   On June 7, 1995 before me, Janet A. Sweeney, a Notary Public in and for said County and State, personally appeared Joseph E. McDonough, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his authorized capacity, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
          -----------------------------





                                    Exhibit "F"
                                        F-3